CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of VanEck ETF Trust of our reports dated June 24, 2025, relating to the financial statements and financial highlights of the Funds constituting the VanEck ETF Trust listed in Appendix A (the “Funds”), which appear in VanEck ETF Trust’s Certified Shareholder Reports on Form N-CSR for the year ended April 30, 2025. We also consent to the references to us under the headings “Financial Statements”, “Counsel and Independent Registered Public Accounting Firm”, “Financial Highlights” and “Other Information” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
New York, New York
August 26, 2025

Appendix A

VanEck ETF Trust

VanEck Emerging Markets High Yield Bond ETF
VanEck Fallen Angel High Yield Bond ETF
VanEck Green Bond ETF
VanEck IG Floating Rate ETF
VanEck Long Muni ETF
VanEck Short High Yield Muni ETF
VanEck Short Muni ETF
VanEck Moody’s Analytics BBB Corporate Bond ETF
VanEck Moody’s Analytics IG Corporate Bond ETF
VanEck CEF Muni Income ETF
VanEck High Yield Muni ETF
VanEck Intermediate Muni ETF